Zila, Inc. Names Lawrence A. Gyenes Chief Financial Officer
PHOENIX—(BUSINESS WIRE)—March 13, 2007—Zila, Inc. (Nasdaq GM: ZILA) announced that Lawrence A. Gyenes has been named Chief Financial Officer effective immediately.
Throughout his career, Mr. Gyenes has played a significant role in creating and realizing value in both public and private companies, including pharmaceuticals, consumer products and technology-based businesses. Mr. Gyenes possesses over twenty years’ experience in the healthcare and pharmaceutical industries where he held the chief financial officer or top financial positions at G.D. Searle & Co., Reliant Pharmaceuticals, Inc. and, more recently, at Savient Pharmaceuticals, Inc. He also served as chief financial officer for Helene Curtis, Inc., the consumer products company, and CompuServe, Inc., the on-line services pioneer. Mr. Gyenes was also an independent advisor to DuPont Pharmaceuticals, leading to its sale to Bristol-Myers Squibb. Most recently, he served as an advisor to several private pharmaceutical companies and healthcare fund managers.
“Zila is fortunate to have an experienced financial executive of Larry’s caliber,” said Douglas D. Burkett, Ph.D., Chairman, Chief Executive Officer and President of Zila. “We welcome Larry to the senior management team. His experience in healthcare and development companies will be a tremendous asset for us. His outstanding track record in creating and realizing value for shareholders is a reflection of his broad experience, strategic thinking and leadership skills.”
“I am impressed by Zila’s recent transformation into a cancer detection company and the tremendous growth opportunity ahead. This is an exciting time to join the company,” said Mr. Gyenes. “I look forward to working with Doug and the management team as we grow and strengthen our position as a leading oral cancer detection company.”
Mr. Gyenes is a certified public accountant with an MBA from the University of Chicago and also possesses a B.S. in accounting from the University of Illinois. He is also a past nominee for the New Jersey Technology Council’s CFO Hall of Fame.
About Zila, Inc.
Zila, Inc., headquartered in Phoenix, is a leading oral cancer diagnostic company focused on the prevention and treatment of oral disease:
Zila is dedicated to establishing ViziLite(R) Plus as the new standard of care for the early detection of oral abnormalities that could lead to cancer, with an initial focus on the dental market through Pro-Dentec(R), a leading designer, manufacturer and marketer of Soft Tissue Management (STM(R)) products. Sold exclusively and directly to dental professionals, Pro-Dentec’s core products include the Rota-dent(R) Professional Powered Brush, the Pro-Select3(R) Piezo-Ultrasonic Scaler System and a suite of pharmaceutical STM(R) products for both in-office and home-care use.
Zila is also focused on achieving regulatory approval for the next generation oral cancer diagnostic, OraTest(R), followed by the development of additional applications of its cancer detection technologies.
For more information about Zila, visit www.zila.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on Zila’s expectations or forecasts of future events, can be affected by inaccurate assumptions and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the Company’s control. Therefore, actual results could differ materially from the forward-looking statements contained herein. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. There can be no assurance that the forward-looking statements contained in this press release will, in fact, transpire or prove to be accurate, and we disclaim any obligation to update or revise any such forward-looking statements. For a more detailed description of these and other cautionary factors that may affect Zila’s future results, please refer to the documents we file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended July 31, 2006, our Current Report on Form 8-K filed on December 28, 2006, and our Form 10-Q for the quarter ended January 31, 2007.

CONTACT:	Zila, Inc.
Douglas D. Burkett, Ph.D., 602-266-6700
or
The Investor Relations Group
Investor Relations:
Cecelia Heer / Michael Crawford
212-825-3210
or
Media:
Bill Douglass, 212-825-3210

SOURCE:	Zila, Inc.